     As filed with the Securities and Exchange Commission on March 8, 2002

                                                      Registration No. 333-81940
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                             DUKE ENERGY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       ----------------------------------

           NORTH CAROLINA                                56-0205520
    (State or other jurisdiction                      (I.R.S. Employer
  of incorporation or organization)                  Identification No.)

                                                       DAVID L. HAUSER
                                                    SENIOR VICE PRESIDENT
       526 SOUTH CHURCH STREET                          AND TREASURER
   CHARLOTTE, NORTH CAROLINA 28202                 526 SOUTH CHURCH STREET
           (704) 594-6200                      CHARLOTTE, NORTH CAROLINA 28202
  (Address, including zip code, and                     (704) 594-6200
telephone number, including area code,       (Name, address, including zip code,
     of registrant's principal               and telephone number,including area
        executive offices)                       code, of agent for service)

                                   Copies to:

           MARTHA B. WYRSCH                        JEFFERY B. FLOYD
       DUKE ENERGY CORPORATION                   VINSON & ELKINS L.L.P.
      370 17TH STREET, SUITE 900                 1001 FANNIN, SUITE 2300
         DENVER, COLORADO 80202                 HOUSTON, TEXAS 77002-6760
            (303) 595-3331                            (713) 758-2222

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.
         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
         If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================

                                                                 PROPOSED              PROPOSED
                                                             MAXIMUM OFFERING      MAXIMUM AGGREGATE        AMOUNT OF
    TITLE OF EACH CLASS OF              AMOUNT TO BE            PRICE PER              OFFERING            REGISTRATION
  SECURITIES TO BE REGISTERED            REGISTERED             SHARE (2)              PRICE (2)            FEE (2)(3)
---------------------------------------------------------------------------------------------------------------------------
Common Stock (1) ..................   36,000,000 shares           $35.91            $1,292,760,000          $118,934

===========================================================================================================================

(1) Includes Duke Energy Corporation Preference Stock Purchase Rights. Prior to the occurrence of certain events, purchase rights for Duke Energy Corporation Series A Participating Preference Stock will not be evidenced separately from the Duke Energy Corporation Common Stock.

(2) Pursuant to Rule 457(f), the registration fee was computed on the basis of the market value of the 36,000,000 shares of Duke Energy Common Stock assumed to be issued by the registrant in connection with the exchange or redemption of the exchangeable shares, computed in accordance with Rule 457(c) on the basis of the average ($35.91) of the high and low price of the shares of Duke Energy Common Stock reported on the New York Stock Exchange on March 1, 2002.

(3) The registrant previously paid a registration fee of $103,285 upon the initial filing of this registration statement on February 1, 2002.

                       ----------------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED MARCH 8, 2002

PROSPECTUS


                               36,000,000 SHARES

                             DUKE ENERGY CORPORATION

                                  COMMON STOCK

         This prospectus relates to the shares of our common stock issuable upon exchange or redemption of the exchangeable shares of 3946509 Canada Inc., our indirect subsidiary that we call Exchangeco in this prospectus. The exchangeable shares are being issued to the former shareholders of Westcoast Energy Inc. who are residents of Canada and who elect to receive the exchangeable shares in connection with our acquisition of Westcoast Energy. Each exchangeable share may be exchanged for one share of our common stock, plus all payable and unpaid dividends, if any, on the exchangeable share. Because the shares of our common stock offered by this prospectus will be issued only in exchange for, or upon the redemption of, the exchangeable shares, we will not receive any cash proceeds from this offering. We are paying all expenses of registration incurred in connection with this offering.

         Our common stock is listed on the New York Stock Exchange, or NYSE, under the trading symbol "DUK." On March 7, 2002, the last reported sale price of our common stock on the NYSE was $36.95 per share.

                                 ---------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy and accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                 ---------------




                The date of this prospectus is ___________, 2002

                                TABLE OF CONTENTS

                                                                            PAGE
About This Prospectus.........................................................1

Where You Can Find More Information...........................................1

Duke Energy Corporation.......................................................3

Use of Proceeds...............................................................4

Description of the Common Stock...............................................4

Plan of Distribution..........................................................7

Income Tax Considerations.....................................................7

Experts......................................................................13

Legal Matters................................................................13

                              ABOUT THIS PROSPECTUS

         This prospectus constitutes part of the registration statement on Form S-3 filed with the Securities and Exchange Commission under the Securities Act of 1933 utilizing a "shelf" registration or continuous offering process. It omits some of the information contained in the registration statement, and reference is made to the registration statement for further information with respect to us and the securities we are offering. Any statement contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the Securities and Exchange Commission is not necessarily complete, and in each instance reference is made to the copy of the document filed.

         You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not issue these securities in any jurisdiction where such issuance is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the cover page or earlier dates as specified herein. Our business, financial condition, results of operations and prospects may have changed since those dates.

         This prospectus provides you with a general description of the common stock that will be issued pursuant to this prospectus. The registration statement filed with the Securities and Exchange Commission includes exhibits that provide more details about the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the Securities and Exchange Commission, together with the additional information described under "Where You Can Find More Information."

         Unless we have indicated otherwise, or the context otherwise requires, references to "Duke Energy," "we," "us" and "our" or similar terms are to Duke Energy Corporation and its subsidiaries.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports and other information with the Securities and Exchange Commission (File No. 1-4928). You may read and copy any documents that are filed at the Securities and Exchange Commission Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.

         You may also obtain copies of these documents at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at its Washington address.

         Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information.

         Our filings are also available to the public through:

         o the Securities and Exchange Commission web site at http://www.sec.gov; and

         o  The New York Stock Exchange
            20 Broad Street
            New York, New York 10005.

         Information about us is also available on our web site at http://www.duke-energy.com. Such web site is not a part of this prospectus.

         The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and should be read with the same care. Information that we file later with the Securities and Exchange Commission will automatically update and supersede that information. The following documents are incorporated in and made a part of this prospectus by reference:

         o  Our annual report on Form 10-K for the year ended December 31, 2000;

         o Our quarterly reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001; and

         o Our current reports on Form 8-K dated March 5, 2001, March 13, 2001, September 21, 2001 (excluding the information furnished in Item 9 thereof, which is not deemed filed and which is not incorporated by reference herein), November 20, 2001 and January 9, 2002.

         We will provide without charge a copy of these filings, other than any exhibits unless the exhibits are specifically incorporated by reference into this prospectus. You may request your copy by writing us at the following address or telephoning one of the following numbers:

         Investor Relations Department
         Duke Energy Corporation
         P.O. Box 1005
         Charlotte, North Carolina 28201
         (704) 382-3853 or (800) 488-3853 (toll-free)

                             DUKE ENERGY CORPORATION

         Duke Energy, together with its subsidiaries, is an integrated energy and energy services provider with the ability to offer physical delivery and management of both electricity and natural gas throughout the United States and abroad. Duke Energy, directly or through its subsidiaries, provides these and other services through seven business segments:

         o  Franchised Electric
         o  Natural Gas Transmission
         o  Field Services
         o  North American Wholesale Energy
         o  International Energy
         o  Other Energy Services
         o  Duke Ventures

         Franchised Electric generates, transmits, distributes and sells electric energy in central and western North Carolina and the western portion of South Carolina. Its operations are conducted primarily through Duke Power and Nantahala Power and Light. These electric operations are subject to the rules and regulations of the United States Federal Energy Regulatory Commission ("FERC"), the North Carolina Utilities Commission and the Public Service Commission of South Carolina.

         Natural Gas Transmission provides interstate transportation and storage of natural gas for customers primarily in the Mid-Atlantic, New England and southeastern United States. Its operations are conducted primarily through Duke Energy Gas Transmission Corporation. The interstate natural gas transmission and storage operations are subject to the rules and regulations of the FERC.

         Field Services gathers, processes, transports, markets and stores natural gas and produces, transports, markets and stores natural gas liquids. Its operations are conducted primarily through Duke Energy Field Services, LLC, a limited liability company that is approximately 30% owned by Phillips Petroleum Company. Field Services operates gathering systems in western Canada and eleven contiguous states that serve major natural gas-producing regions in the Rocky Mountains, Permian Basin, Mid-Continent, East Texas-Austin Chalk-North Louisiana areas and onshore and offshore Gulf Coast areas.

         North American Wholesale Energy's activities include asset development, operation and management of electric power generation facilities, primarily through Duke Energy North America, LLC, and commodity sales and services related to natural gas and electricity, primarily through Duke Energy Trading and Marketing, LLC, a limited liability company that is approximately 40% owned by Exxon Mobil Corporation. This segment also includes Duke Energy Merchants, which develops new business lines in the evolving energy commodity markets. North American Wholesale Energy conducts its business throughout the United States and Canada.

         International Energy conducts its operations through Duke Energy International, LLC. International Energy's activities include asset development, operation and management of natural gas and electric power generation facilities and energy trading and marketing of natural gas and electricity. These activities are focused on the Latin American, Asia Pacific and European regions.

         Other Energy Services is a combination of businesses that provide engineering, consulting, construction and integrated energy solutions worldwide, primarily through Duke Engineering & Services, Inc., Duke/Fluor Daniel and DukeSolutions, Inc. Duke/Fluor Daniel is a 50/50 partnership between Duke Energy and Fluor Enterprises, Inc.

         Duke Ventures is comprised of our other diverse businesses, primarily operating through Crescent Resources, Inc., DukeNet Communications, LLC and Duke Capital Partners. Crescent Resources develops high quality commercial, residential and multi-family real estate projects and manages land holdings primarily in the southeastern United States. DukeNet Communications provides fiber optic networks for industrial, commercial and residential customers. Duke Capital Partners, a wholly owned merchant finance company, provides financing, investment banking and asset management services to wholesale and commercial energy markets.

         The foregoing information about us and our business segments is only a general summary and is not intended to be comprehensive. For additional information about us and our business segments you should refer to the information described under the caption "Where You Can Find More Information."

         Our principal executive offices are located at 526 South Church Street, Charlotte, North Carolina 28202 (telephone (704) 594-6200).

                                 USE OF PROCEEDS

         Because the shares of common stock will be issued in exchange for or upon the redemption of the exchangeable shares, we will not receive any cash proceeds upon the issuance of the common stock.

                         DESCRIPTION OF THE COMMON STOCK

         The following description of the common stock is only a summary and is not intended to be comprehensive. For additional information you should refer to the applicable provisions of the North Carolina Business Corporation Act and our Restated Articles of Incorporation ("Articles") and By-Laws. The Articles and By-Laws are exhibits to the registration statement, of which this prospectus is a part.

GENERAL

         We are authorized to issue up to 2,000,000,000 shares of common stock. At February 28, 2002, 778,199,474 shares of common stock were outstanding. We are also authorized to issue up to 12,500,000 shares of Preferred Stock, 10,000,000 shares of Preferred Stock A and 1,500,000 shares of Preference Stock. At February 28, 2002, 2,154,984 shares of Preferred Stock, 1,257,185 shares of Preferred Stock A and no shares of Preference Stock were outstanding. The Preferred Stock, Preferred Stock A and Preference Stock together are sometimes called the "Preferred Stocks."

DIVIDENDS

         Holders of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors from legally available funds but only if full dividends on all outstanding series of the Preferred Stocks for the then current and all prior dividend periods and any required sinking fund payments with respect to any outstanding series of such securities have been paid or provided for.

VOTING RIGHTS

         Subject to the rights, if any, of the holders of the Preferred Stocks which may be outstanding or as otherwise provided by law, the holders of common stock have exclusive voting rights, each share being entitled to one vote. Holders of common stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors and the holders of the remaining shares voting for the election of directors will not be able to elect any directors.

         Whenever dividends on any part of any outstanding Preferred Stock or Preferred Stock A are in arrears in an amount equivalent to the total dividends required to be paid on that Preferred Stock or Preferred Stock A in any period of 12 calendar months, the holders of the Preferred Stock as a class have the exclusive right to elect a majority of the authorized number of directors and the holders of the Preferred Stock A as a class have the exclusive right to elect two directors. Those rights cease whenever we pay all accrued and unpaid dividends in full. Whenever six quarterly dividends on any outstanding series of the Preference Stock are in arrears or any required sinking fund payments are in default, the holders of the Preference Stock as a class have the exclusive right to elect two directors. This right ceases whenever all dividends and required sinking fund obligations in default have been paid in full or provided for. In addition, the consent of the holders of specified percentages of any outstanding Preferred Stock, Preferred Stock A or Preference Stock, or some or all of the holders of such classes, is required in connection with certain increases in authorized amounts of or changes in stock senior to the common stock or in connection with any sale of substantially all of our assets or certain mergers.

RIGHTS UPON LIQUIDATION

         The holders of common stock are entitled in liquidation to share ratably in our assets after payment of all debts and liabilities and after required preferential payments to the holders of outstanding Preferred Stocks.

MISCELLANEOUS

         The outstanding shares of common stock are, and the shares of common stock issued hereunder will be, upon payment for them, fully paid and nonassessable. Holders of common stock have no preemptive rights and no conversion rights. The common stock is not subject to redemption and is not entitled to the benefit of any sinking fund provisions.

TRANSFER AGENT AND REGISTRAR

         We act as transfer agent and registrar for the common stock.

PREFERENCE STOCK PURCHASE RIGHTS

         Each share of common stock has attached to it a Preference Stock Purchase Right. The Preference Stock Purchase Rights initially are represented only by the certificates for the shares of common stock and will not trade separately from those shares unless and until:

         o ten days after it is publicly announced that a person or group (with certain exceptions) has acquired, or has obtained the right to acquire, the beneficial ownership of 15% or more of the outstanding common stock (an "acquiring person"); or

         o ten business days (or a later date determined by our Board of Directors) after the date a person or group commences, or public announcement is made that the person or group intends to commence, a tender or exchange offer that would result in the person or group becoming an acquiring person.

If and when the Preference Stock Purchase Rights separate, each Preference Stock Purchase Right will entitle the holder to purchase 1/10,000 of a share of our Series A Participating Preference Stock for an exercise price that is presently $190.

         In the event that a person or group becomes an acquiring person, each Preference Stock Purchase Right (except for Preference Stock Purchase Rights beneficially owned by the acquiring person or its transferees, which Preference Stock Purchase Rights become void) will entitle its holder to purchase, for the exercise price, a number of shares of common stock having a market value of twice the exercise price. Also, if, after ten days following the date of the announcement that a person or group has become an acquiring person:

         o we are involved in a merger or similar form of business combination in which we are not the surviving corporation or in which we are the surviving corporation but the common stock is changed or exchanged; or

         o  more than 50% of our assets or earning power is sold or transferred;

then each Preference Stock Purchase Right (except for voided Preference Stock Purchase Rights) will entitle its holder to purchase, for the exercise price, a number of shares of common stock of the acquiring company having a value of twice the exercise price. If any person or group acquires from 15% to but excluding 50% of the outstanding common stock, our Board of Directors may, at its option, exchange each outstanding Preference Stock Purchase Right (except for those held by an acquiring person or its transferees) for one share of common stock or 1/10,000 of a share of Series A Participating Preference Stock.

         Our Board of Directors may redeem the Preference Stock Purchase Rights for $0.01 per Preference Stock Purchase Right prior to ten business days after the date of the public announcement that a person or group has become an acquiring person.

         The Preference Stock Purchase Rights will not prevent a takeover of us. However, the existence of the Preference Stock Purchase Rights may cause substantial dilution to a person or group that acquires 15% or more of the common stock unless the Board of Directors first redeems those Preference Stock Purchase Rights.

CERTAIN ANTI-TAKEOVER MATTERS

         Our Articles and By-Laws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the Board of Directors rather than pursue non-negotiated takeover attempts. Those provisions include:

Classified Board of Directors; Removal of Directors; Vacancies

         Our Articles provide for a Board of Directors divided into three classes, with one class being elected each year to serve for a three-year term. As a result, at least two annual meetings of shareholders may be required for shareholders to change a majority of the Board of Directors. Our shareholders may remove directors only for cause. Vacancies and newly created directorships on the Board of Directors may be filled only by the affirmative vote of a majority of the directors remaining in office, and no decrease in the number of directors may shorten the term of an incumbent director. The classification of directors and the inability of shareholders to remove directors without cause or to fill vacancies and newly created directorships on the Board of Directors will make it more difficult to change the composition of the Board of Directors, but will promote continuity of existing management.

Advance Notice Requirements

         Our By-Laws establish advance notice procedures with regard to shareholder proposals relating to the nomination of persons for election as directors or new business to be brought before annual meetings of shareholders. These procedures provide that shareholders must give timely notice of such proposals in writing to the Secretary of Duke Energy. Generally, to be timely with respect to an annual meeting of shareholders, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in the By-Laws.

Special Meetings of Shareholders

         Neither our Articles nor our By-Laws give shareholders the right to call a special meeting of shareholders. The By-Laws provide that special meetings of shareholders may be called only by the Board of Directors or the Chairman of the Board.

Amendment of Certain Charter Provisions

         Our Articles require the approval of not less than 80% of the voting power of all outstanding shares of Duke Energy capital stock entitled to vote generally in the election of directors, voting together as a single class, to amend provisions relating to the minimum and maximum size of the Board of Directors, the classification of the Board of Directors, the removal of directors, the filling of vacancies and newly created directorships on the Board of Directors and the requirement that a decrease in the number of directors constituting the Board of Directors may not shorten the term of any incumbent director. This amendment provision will make it more difficult to dilute the anti-takeover effects of our Articles and By-Laws.

                              PLAN OF DISTRIBUTION

         We will distribute the shares of common stock covered by this prospectus only upon exchange or redemption of the exchangeable shares of Exchangeco, and no broker, dealer or underwriter has been engaged in connection with the exchange or redemption. Each exchangeable share of Exchangeco may be exchanged or redeemed for one share of common stock. We will pay all expenses incurred in connection with the distribution described in this prospectus.

                            INCOME TAX CONSIDERATIONS

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

         In the opinion of Stikeman Elliott, our Canadian counsel, the following is an accurate summary of the principal Canadian federal income tax considerations under the Canadian Income Tax Act generally applicable to you if you hold exchangeable shares or acquire common stock on the redemption, retraction or exchange of exchangeable shares and if, for purposes of the Canadian Income Tax Act, you are or are deemed to be resident in Canada at all relevant times, you deal with us at arm's length, you are not affiliated with us and you hold your exchangeable shares and will hold the common stock as capital property. This discussion does not apply to you if you are a "financial institution," as defined in the Canadian Income Tax Act, and are therefore subject to the mark-to-market rules of the Canadian Income Tax Act. This summary also does not apply to you if Duke Energy is or will be a "foreign affiliate" of you for purposes of the Canadian Income Tax Act.

         The exchangeable shares and common stock will generally be considered to be capital property to you unless the shares are held by you in the course of carrying on a business or the shares are acquired in a transaction considered to be an adventure in the nature of trade. If the exchangeable shares might not otherwise qualify as capital property, you may be entitled to obtain this qualification by making the irrevocable election provided under subsection 39(4) of the Canadian Income Tax Act. If you do not hold your exchangeable shares or will not hold common stock as capital property, you should consult your own tax advisors for information and advice having regard to your particular circumstances.

         This summary is based on the current provisions of the Canadian Income Tax Act and regulations, the current provisions of the Convention Between the United States of America and Canada with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended and our Canadian counsel's understanding of the current published administrative practices of the Canada Customs and Revenue Agency (the "CCRA"). This summary takes into account all specific proposals to amend the Canadian Income Tax Act and regulations that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and assumes that all of these proposed amendments will be enacted in their present form. No assurances can be given that any proposed amendments will be enacted in the form proposed, or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the foregoing, does not take into account or anticipate any changes in law, whether by legislative, administrative or judicial decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations described below. No advance income tax ruling has been sought or obtained from the CCRA to confirm the tax consequences of any of the transactions relating to the exchangeable shares or the acquisition of the common stock on the redemption, retraction or exchange of exchangeable shares.

         For purposes of the Canadian Income Tax Act, all amounts relating to the acquisition, holding or disposition of common stock, including dividends, adjusted cost base amounts and proceeds of disposition, must be converted into Canadian dollars based on the prevailing United States dollar exchange rate generally at the time these amounts arise.

         THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL, BUSINESS OR TAX ADVICE TO YOU. THEREFORE, YOU SHOULD CONSULT YOUR OWN TAX ADVISORS WITH RESPECT TO YOUR PARTICULAR CIRCUMSTANCES.

Redemption or Exchange of Exchangeable Shares

         On a redemption (including a retraction) of your exchangeable shares by Exchangeco, you will be deemed to have received a dividend equal to the amount, if any, by which the redemption proceeds exceed the paid-up capital (for purposes of the Canadian Income Tax Act) of the exchangeable shares so redeemed. For these purposes, the redemption proceeds will be the fair market value of the common stock received from Exchangeco on the redemption plus the amount, if any, of all payable and unpaid dividends on the exchangeable shares paid on the redemption. The amount of any such deemed dividend will be subject to the tax treatment described below under "Dividends on Exchangeable Shares."

         On a redemption (including a retraction) of your exchangeable shares, you will also be considered to have disposed of your exchangeable shares, but the amount of the deemed dividend will be excluded in computing your proceeds of disposition for purposes of computing any capital gain or capital loss arising on the disposition. If you are a corporation, in some circumstances the amount of any such deemed dividend may be treated as proceeds of disposition and not as a dividend. The taxation of capital gains and capital losses is described below.

         On an exchange of your exchangeable shares with our indirect wholly-owned subsidiary, 3058368 Nova Scotia Company (hereinafter referred to as "Callco"), or with us for the common stock, you will generally realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of your exchangeable shares, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to you of the exchangeable shares immediately before the exchange. For these purposes, the proceeds of disposition will be the fair market value at the time of the exchange of the common stock which you receive plus any other amounts received from us as part of the exchange, but less any amount paid in satisfaction of declared and unpaid dividends owed to you by Exchangeco. The taxation of capital gains and capital losses is described below.

         On October 18, 2000, the Minister of Finance announced that the Department of Finance will consider future amendments to the Canadian Income Tax Act to allow holders of shares of a Canadian corporation to exchange such shares for shares of a non-Canadian corporation on a tax-deferred basis. It is possible that the tax proposals described in this announcement, if enacted into law, could, from the time any such change takes effect, allow you to exchange exchangeable shares for common stock on a tax-deferred basis. However, no specifics have been announced regarding what the requirements for such treatment may be.

         BECAUSE OF THE EXISTENCE OF CERTAIN CALL RIGHTS HELD BY CALLCO WHICH GIVE CALLCO THE OVERRIDING RIGHT TO PURCHASE YOUR EXCHANGEABLE SHARES UPON A REDEMPTION (INCLUDING A RETRACTION) BY EXCHANGING A SHARE OF COMMON STOCK FOR EACH EXCHANGEABLE SHARE AS WELL AS CERTAIN RIGHTS OF HOLDERS OF EXCHANGEABLE SHARES TO FORCE THE EXCHANGE OF EXCHANGEABLE SHARES WITH DUKE ENERGY FOR COMMON STOCK UPON THE OCCURRENCE OF THE LIQUIDATION, DISSOLUTION OR WINDING-UP OF EXCHANGECO OR DUKE ENERGY, YOU CANNOT CONTROL WHETHER YOU WILL RECEIVE COMMON STOCK BY WAY OF A REDEMPTION (INCLUDING A RETRACTION) OF YOUR EXCHANGEABLE SHARES BY EXCHANGECO OR BY WAY OF PURCHASE OF THE EXCHANGEABLE SHARES BY DUKE ENERGY OR CALLCO. AS DESCRIBED ABOVE, THE CANADIAN FEDERAL INCOME TAX CONSEQUENCES OF A REDEMPTION (INCLUDING A RETRACTION) DIFFER FROM THOSE OF A PURCHASE.

Disposition of Exchangeable Shares Other Than on Redemption or Exchange

         A disposition or deemed disposition of your exchangeable shares, other than on the redemption or exchange of your exchangeable shares, will generally result in a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to you immediately before the disposition. The taxation of capital gains and capital losses is described below.

Acquisition and Disposition of the Common Stock

         The cost of the common stock received on a retraction, redemption or exchange of exchangeable shares will be equal to the fair market value of the common stock at the time of that event, and will be averaged with the adjusted cost base of any other shares of common stock held by you at that time as capital property (other than common stock considered to have been continually held by you since 1971) for the purpose of determining the adjusted cost base of your common stock.

         A disposition or deemed disposition of the common stock by you will generally result in a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to you of such shares immediately before the disposition. The taxation of capital gains and capital losses is described below.

Dividends on Exchangeable Shares

         If you are an individual, dividends received or deemed to be received on the exchangeable shares will be included in computing your income, and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from a corporation resident in Canada. Subject to the discussion below, if you are a corporation, other than a "specified financial institution" as defined in the Canadian Income Tax Act, dividends received or deemed to be received on the exchangeable shares normally will be included in your income and deductible in computing your taxable income.

         The exchangeable shares will be "term preferred shares," as defined in the Canadian Income Tax Act. Consequently, if you are a "specified financial institution," as defined in the Canadian Income Tax Act, a dividend received or deemed to be received on a redemption of the exchangeable shares will be deductible in computing your taxable income only if:

         o you did not acquire the exchangeable shares in the ordinary course of carrying on your business; or

         o at the time the dividend is received, the exchangeable shares are listed on a prescribed stock exchange in Canada (which currently includes the Toronto Stock Exchange (TSE), on which it is expected that the exchangeable shares will be listed) and you, either alone or together with persons with whom you do not deal at arm's length, do not receive (or are not deemed to receive) dividends in respect of more than 10% of the issued and outstanding exchangeable shares.

         In addition, if you are a corporation and if we or any other person with whom we do not deal at arm's length (including Exchangeco) are a "specified financial institution" (for purposes of the Canadian Income Tax Act) at the time that dividends are paid on the exchangeable shares, subject to the exemption described below, dividends received or deemed to be received by you will be included in your taxable income but will not be deductible by you in computing your taxable income. We have advised Canadian counsel that we will be a specified financial institution for purposes of the Canadian Income Tax Act immediately after our acquisition of Westcoast Energy. This denial of the dividend deduction will not apply if, at the time the dividends are received or deemed to be received by you, the exchangeable shares are listed on a prescribed stock exchange in Canada (which currently includes the TSE, on which it is expected that the exchangeable shares will be listed), we and Callco are "related" to Exchangeco for the purposes of the Canadian Income Tax Act and dividends are not paid to you (together with persons with whom you do not deal at arm's length or any trust or partnership of which you or any such person is a beneficiary or member) in respect of more than 10% of the issued and outstanding exchangeable share held by persons other than us and our affiliates.

         If you are a "private corporation," as defined in the Canadian Income Tax Act, or any other corporation resident in Canada and controlled or deemed to be controlled by or for the benefit of an individual or a related group of individuals, you may be liable under Part IV of the Canadian Income Tax Act to pay a refundable tax of 33 1/3% of any dividends received or deemed to be received on your exchangeable shares to the extent that these dividends are deductible in computing your taxable income.

         If you are throughout the relevant taxation year a "Canadian-controlled private corporation," as defined in the Canadian Income Tax Act, you may be liable to pay an additional refundable tax of 62/3% on dividends received or deemed to be received on your exchangeable shares that are not deductible in computing taxable income.

Dividends on the Common Stock

         Dividends on the common stock will be included in your income for the purposes of the Canadian Income Tax Act. If you are an individual, you will not be subject to the gross-up and dividend tax credit rules in the Canadian Income Tax Act applicable to dividends received from corporations resident in Canada. If you are a corporation, you will be required to include these dividends in computing your income and will not be entitled to deduct the amount of these dividends in computing your taxable income. If you are a "Canadian-controlled private corporation," as defined in the Canadian Income Tax Act, you may be liable to pay an additional refundable tax of 6 2/3% on such dividends. If there is United States non-resident withholding tax on any dividends you receive on the common stock, you will generally be eligible for foreign tax credit or deduction treatment where applicable under the Canadian Income Tax Act.

Taxation of Capital Gains and Capital Losses

         One-half of any capital gain (the "taxable capital gain") realized by you on a disposition or deemed disposition of exchangeable shares or the common stock must be included in your income for the year of the disposition. One-half of any capital loss (the "allowable capital loss") realized by you may be deducted by you against taxable capital gains realized in the year of the disposition. Any allowable capital losses in excess of taxable capital gains in the year of disposition may be carried back up to three taxation years or forward indefinitely and deducted against net taxable capital gains in those other years to the extent and in the circumstances prescribed in the Canadian Income Tax Act.

         Capital gains realized by an individual or trust, other than certain trusts, may give rise to alternative minimum tax under the Canadian Income Tax Act.

         If you are a "Canadian-controlled private corporation," as defined in the Canadian Income Tax Act, you may be liable to pay an additional refundable tax of 6 2/3% on taxable capital gains.

         If you are a corporation, the amount of any capital losses arising from a disposition or deemed disposition of exchangeable shares may be reduced by the amount of any dividends received or deemed to have been received by you on the exchangeable shares to the extent and under circumstances prescribed by the Canadian Income Tax Act. Similar rules may apply where you are a corporation that is a member of a partnership or a beneficiary of a trust that owns exchangeable shares or where a trust or partnership of which a corporation is a beneficiary or a member is a member of a partnership or a beneficiary of a trust that owns any of these shares. You should consult your own tax advisors if these rules may be relevant to you.

Foreign Property Information Reporting

         If you are a "specified Canadian entity" (as defined in the Canadian Income Tax Act), you may be required to file an information return relating to any "specified foreign property" (as defined in the Canadian Income Tax Act) owned by you, which would include the common stock, the exchangeable shares and certain exchange and voting rights relating thereto. You should consult you own advisors about whether you must comply with these rules with respect to the ownership of exchangeable shares or common stock.

Foreign Investment Entity Draft Legislation

         Draft legislation regarding the taxation of investments in "foreign investment entities" was released on August 2, 2001. In general, if the draft legislation applies, a holder of an interest in a foreign investment entity generally will be required to take into account in computing income changes in the value of that interest. A corporation is not a foreign investment entity if the "carrying value" of all of its "investment property" is not greater than one-half of the "carrying value" of all of its property or if its principal business is not an "investment business" within the meaning of those terms in the draft legislation. We believe that we are not currently a "foreign investment entity" within the meaning of the draft legislation, however, no assurances can be given in this regard or as to our status in the future. In any event, in general, these proposed rules will not apply to the common stock or the exchangeable shares so long as the common stock is widely held and actively traded and listed on a prescribed stock exchange, unless it is reasonable to conclude that you had a tax avoidance motive for the acquisition of the shares in the terms contemplated by the draft legislation.

         It was originally announced that the draft legislation would be applicable for taxation years commencing after 2001. However, on December 17, 2001, the Department of Finance (Canada) issued a press release announcing that the effective date for the proposed rules will be delayed one year, generally to take effect for taxation years commencing after 2002, in order to allow for a full consideration of submissions on the draft legislation. It is possible that the draft legislation may be amended before it is enacted in final form.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

         In the opinion of Vinson & Elkins L.L.P., our United States counsel, the following is an accurate summary of the principal United States federal income tax considerations under the United States Internal Revenue Code of 1986, as amended (the "Code"), generally applicable to you if you are a holder of exchangeable shares and you are not:

         o  a citizen or resident of the United States;

         o a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or of any political subdivision thereof;

         o an estate, the income of which is subject to United States federal income taxation regardless of its source; or

         o a trust if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

         This summary does not discuss all United States federal income tax considerations that may be relevant to you in light of your particular circumstances or if you are subject to special treatment under the Code. This summary is applicable to you only if you hold exchangeable shares as capital assets and does not consider your tax treatment if you hold exchangeable shares through a partnership or other pass-through entity. Furthermore, this summary does not discuss any aspects of foreign, state or local taxation. This summary is based on current provisions of the Code, existing, temporary and proposed regulations promulgated under the Code and administrative and judicial interpretations of the Code, all of which are subject to change, possibly with retroactive effect. No advance income tax ruling has been sought or obtained from the Internal Revenue Service (the "IRS") regarding the tax consequences of the transactions described herein.

         YOU ARE ADVISED TO CONSULT YOUR TAX ADVISORS WITH RESPECT TO THE UNITED STATES FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS DESCRIBED HEREIN.

Sale or Exchange of Exchangeable Shares

         You generally will not be subject to United States federal income tax on any gain realized on the sale or exchange of exchangeable shares, including the exchange of exchangeable shares for common stock, unless the gain is effectively connected with your United States trade or business or, if you are an individual, you are present in the United States for 183 days or more during the taxable year of disposition and certain other conditions are satisfied.

Dividends on the Common Stock

         Dividends paid to you as a holder of common stock generally will be subject to withholding of United States federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) unless the dividend is effectively connected with the conduct of your trade or business within the United States (or if a tax treaty applies, is attributable to your United States permanent establishment), in which case the dividend will be taxed at ordinary United States federal income tax rates. If you are a corporation, such effectively connected income may also be subject to an additional "branch profits tax." You will be required to satisfy certain certification requirements to claim treaty benefits or otherwise claim a reduction of, or exemption from, the withholding tax described above.

Sale or Exchange of Common Stock

         You generally will not be subject to United States federal income tax on any gain realized on the sale or exchange of shares of common stock unless:

         o the gain is effectively connected with your United States trade or business;

         o you are an individual and you are present in the United States for 183 days or more during the taxable year of disposition and certain other conditions are satisfied; or

         o you have owned (actually or constructively) more than 5% of our outstanding common stock.

Backup Withholding and Information Reporting

         You are generally subject to information reporting requirements with respect to dividends paid by us to you and any tax withheld with respect to such dividends. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. You will be subject to backup withholding unless applicable certification requirements are met. Payment of the proceeds of a sale of shares of the common stock within the United States or through certain United States brokers is subject to both backup withholding and information reporting unless you as beneficial owner certify under penalties of perjury that you are not a United States person for purposes of the Code (and the payor does not have actual knowledge or reason to know that you are a United States person) or otherwise establishes an exemption.

         Backup withholding tax is not a separate tax. Any amounts withheld under the backup withholding rules are generally allowable as a credit against your United States federal income tax liability (if any), which may entitle you to a refund, provided that the required information is furnished to the IRS.

         The discussion of United States federal income tax consequences set forth above is for general information only and does not purport to be a complete analysis or listing of all potential tax effects that may apply to you. You are strongly encouraged to consult your tax adviser to determine the particular tax consequences to you, including the application and effect of United States federal, state, local and foreign tax laws.

                                     EXPERTS

         The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from our annual report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

         Certain legal matters with respect to the offering of the securities will be passed on for us by Edward M. Marsh, Jr., Esq., who is our Deputy General Counsel and Assistant Secretary. As of December 31, 2001, Mr. Marsh owned 9,918 shares of our common stock or common stock units and options to purchase 36,350 shares, 5,850 of which were exercisable. Certain federal Canadian and U.S. tax matters will be passed upon for us by Stikeman Elliott, Toronto, Canada, and Vinson & Elkins L.L.P., Houston, Texas, as set forth under "Income Tax Considerations."

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (ESTIMATED):

         The estimated expenses of issuance and distribution to be borne by Duke Energy Corporation are as follows:

         SEC Filing Fee.....................................   $118,934*
         Printing Costs.....................................     75,000
         Legal Fees and Expenses............................     10,000
         Accounting Fees....................................     12,000
         Miscellaneous......................................      4,066
                                                               --------
         TOTAL..............................................   $220,000
                                                               ========

*  Actual

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act and the By-Laws of Duke Energy Corporation permit indemnification of its directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act"). In addition, Duke Energy Corporation has purchased insurance permitted by the law of North Carolina on behalf of directors, officers, employees or agents which may cover liabilities under the Securities Act.

         The Restated Articles of Incorporation of Duke Energy Corporation provide that a director shall not be personally liable for monetary damages for breach of fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted under the North Carolina Business Corporation Act.

ITEM 16. EXHIBITS.

         The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of Duke Energy Corporation under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") as indicated in parentheses:

         Exhibit No.       Exhibits
         -----------       --------
                 3(A) --  Restated Articles of Incorporation of the registrant, dated June 18, 1997 (filed with Form S-8, Registration
                          No. 333-29563, effective June 19, 1997, as
                          Exhibit 4(G)).
                 3(B) --  Articles of Amendment to Restated Articles of
                          Incorporation of the registrant (filed with the
                          registrant's annual report on Form 10-K, File No. 1-4928,
                          for the year ended December 31, 1999, as Exhibit 3-A).
                 3(C) --  By-Laws of the registrant, as amended (filed with Form
                          S-3, Registration No. 333-52204, as Exhibit 4(B)).
                  *5  --  Opinion of Edward M. Marsh.
                *8(A) --  Opinion of Stikeman Elliott regarding tax matters.
                *8(B) --  Opinion of Vinson & Elkins L.L.P. regarding tax
                          matters.

         Exhibit No.       Exhibits
         -----------       --------
               *23(A) --  Consent of Edward M. Marsh, Jr. (contained in Exhibit 5).
               *23(B) --  Consent of Stikeman Elliott (contained in Exhibit 8(A)).
               *23(C) --  Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8(B)).
               *23(D) --  Independent Auditors' Consent.
               *24    --  Power of Attorney.
                99    --  Amended and Restated Combination Agreement, dated as
                          of September 20, 2001, by and between Duke Energy
                          Corporation, 3058368 Nova Scotia Company, 3946509
                          Canada Inc., and Westcoast Energy Inc. (filed with
                          Form 10-Q for the quarter ended September 30, 2001,
                          File No. 1-4928, as Exhibit 10.7).


* Filed herewith

ITEM 17. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of Duke Energy Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described in Item 15 above or in contractual arrangements pursuant thereto, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant, Duke Energy Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 8th day of March, 2002.

                                        DUKE ENERGY CORPORATION

                                        By: Richard B. Priory
                                            Chairman of the Board, President,
                                            and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following directors and officers of Duke Energy Corporation in the capacities and on the date indicated.

          SIGNATURE                       TITLE                           DATE
          ---------                       -----                           ----
R.B. Priory                     Chairman of the Board, President,         March 8, 2002
                                and Chief Executive Officer
                                (Principal Executive Officer)

Robert P. Brace                 Executive Vice President and              March 8, 2002
                                Chief Financial Officer (Principal
                                Financial Officer)

Keith G. Butler                 Senior Vice President and Corporate       March 8, 2002
                                Controller (Principal Accounting
                                Officer)

G. Alex Bernhardt
Robert J. Brown
William A. Coley
William T. Esrey
Ann Maynard Gray
Dennis R. Hendrix               A majority of the Directors               March 8, 2002
George Dean Johnson, Jr.
D. Max Lennon
Leo E. Linbeck, Jr.
James G. Martin
James T. Rhodes

Myron L. Caldwell, by signing his name hereto, does hereby sign this document on behalf of Duke Energy Corporation and on behalf of each of the above-named persons pursuant to a power of attorney duly executed by Duke Energy Corporation and such persons, filed with the Securities and Exchange Commission as an exhibit hereto.

                                                  /s/ MYRON L. CALDWELL
                                                  ------------------------------
                                                  Myron L. Caldwell

                                INDEX TO EXHIBITS


         Exhibit No.       Exhibits
         -----------       --------
                 3(A) --  Restated Articles of Incorporation of the registrant, dated June 18, 1997 (filed with Form S-8, Registration
                          No. 333-29563, effective June 19, 1997, as
                          Exhibit 4(G)).
                 3(B) --  Articles of Amendment to Restated Articles of
                          Incorporation of the registrant (filed with the
                          registrant's annual report on Form 10-K, File No. 1-4928,
                          for the year ended December 31, 1999, as Exhibit 3-A).
                 3(C) --  By-Laws of the registrant, as amended (filed with Form
                          S-3, Registration No. 333-52204, as Exhibit 4(B)).
                  *5  --  Opinion of Edward M. Marsh.
                *8(A) --  Opinion of Stikeman Elliott regarding tax matters.
                *8(B) --  Opinion of Vinson & Elkins L.L.P. regarding tax
                          matters.
               *23(A) --  Consent of Edward M. Marsh, Jr. (contained in Exhibit 5).
               *23(B) --  Consent of Stikeman Elliott (contained in Exhibit 8(A)).
               *23(C) --  Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8(B)).
               *23(D) --  Independent Auditors' Consent.
               *24    --  Power of Attorney.
                99    --  Amended and Restated Combination Agreement, dated as
                          of September 20, 2001, by and between Duke Energy
                          Corporation, 3058368 Nova Scotia Company, 3946509
                          Canada Inc., and Westcoast Energy Inc. (filed with
                          Form 10-Q for the quarter ended September 30, 2001,
                          File No. 1-4928, as Exhibit 10.7).


* Filed herewith